Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2006 Omnibus Award Plan of ExlService Holdings, Inc. of our reports dated March 14, 2008, with respect to the consolidated financial statements of ExlService Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 30, 2009